UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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LNB Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LNB BANCORP, INC.
457 Broadway
Lorain, Ohio 44052

Dear Shareholders:

A special meeting of the shareholders of LNB Bancorp, Inc. (“LNB”), called at the request of a minority shareholder of LNB named AMG Investments, LLC (collectively with its affiliates, “AMG”), will be held on March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052. The managing members of AMG, Richard M. Osborne and Steven A. Calabrese, refer to themselves collectively as Shareholders for a Better Bank (“SBB”) in proxy materials that they have prepared in connection with the special meeting.

The purpose of the special meeting is to consider only the proposals that are described in LNB’s supplemental notice of the special meeting of shareholders, and more fully addressed in LNB’s proxy materials accompanying this letter. We encourage you to read all of these materials carefully, and then vote the enclosed GOLD proxy card.

In a letter to LNB dated January 23, 2008, AMG requested that LNB call a special meeting of shareholders for the purposes described in its solicitation statement to call a special meeting of shareholders dated November 5, 2007. On January 31, 2008, AMG filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). AMG’s preliminary proxy statement contained seven proposals to be voted upon at the special meeting, some of which were different than or inconsistent with the proposals set forth in AMG’s request for the special meeting and its solicitation statement. LNB believes that, under Ohio law and the relevant provisions of LNB’s Amended Code of Regulations, LNB is obligated to call the special meeting only for those purposes specified in AMG’s formal request letter of January 23, 2008 and its solicitation statement. AMG has indicated in correspondence to LNB that it disagrees with LNB and believes that it has the right to modify its proposals or cause additional proposals to be identified in its proxy statement relating to the special meeting. On February 14, 2008, AMG filed its own notice of special meeting with the SEC, in which AMG purported to call the special meeting for the purpose of voting on seven proposals, some of which, again, are different from or inconsistent with the proposals included in LNB’s notice of special meeting. On February 26, 2008, plaintiff Richard M. Osborne, a shareholder of LNB and managing member of AMG, filed a complaint against LNB for declaratory judgment and preliminary and permanent injunctive relief in the United States District Court for the Northern District of Ohio, Eastern Division, Case No. 1:08 CV 0473. Plaintiff Osborne, in his capacity as a member of AMG and as a shareholder of LNB, is seeking preliminary and permanent injunctive relief to compel LNB to (a) modify the agenda of the special meeting to include the proposals brought forth by AMG after AMG delivered its formal request for the special meeting to LNB, (b) modify LNB’s proxy statement to conform to AMG’s proposals and (c) count all proxies voted in favor of AMG’s proposals at the special meeting. Mr. Osborne has also sought an order from the Court temporarily restraining LNB from disseminating proxy materials indicating that certain of AMG’s proposals will not be voted upon at the special meeting. On February 28, 2008, the Court issued an order denying Mr. Osborne’s motion for a temporary restraining order. The Court has set a hearing on Mr. Osborne’s Motion for a Preliminary Injunction for March 5, 2008. LNB is vigorously defending against Plaintiff Osborne’s claims.

LNB believes that it has validly called a special meeting of shareholders for the purposes set forth in LNB’s notice of special meeting, as formally requested by AMG, in compliance with Ohio law. Consequently, LNB believes that AMG has no legal right to submit its own notice of special meeting, and that any action taken on any proposals in AMG’s notice that are different than or inconsistent with the proposals in LNB’s notice will be without legal force. Accordingly, LNB is calling the special meeting for the purposes of considering and acting on the proposals requested by AMG in its letter to LNB and its solicitation statement, and not for the different proposals described in SBB’s proxy materials and AMG’s notice of special meeting. As a result, the only proposals to be acted upon at the special meeting shall be those set forth in the supplemental notice of the special meeting of shareholders and the proxy materials accompanying this letter. We note that, if the foregoing dispute between LNB and AMG is resolved in a manner that results in the proposals in AMG’s notice and SBB’s proxy materials being voted upon at the special meeting, that you will be unable to vote on those proposals that are different than or inconsistent with the proposals in LNB’s notice by using the proxy card accompanying this letter.

The Board of Directors and management of LNB oppose all of AMG’s proposals to be voted upon at the special meeting. AMG’s proposals seek to, among other things, remove ten members of LNB’s Board of Directors and replace them with three nominees of AMG. Approval of AMG’s proposals would allow AMG and its managing members to control half of LNB’s Board of Directors by removing a majority of the members of LNB’s Board of Directors, each of whom was carefully selected by LNB’s Governance Committee, and replacing them with three of AMG’s own nominees.

The Board of Directors is deeply committed to LNB, its shareholders and enhancing shareholder value. In the Board of Directors’ opinion, AMG’s proposals are not in the best interests of all shareholders of LNB. If AMG and its managing members, shareholders who together own only 7.0% of LNB’s common shares, all of which were acquired within the past year, were to succeed, then their nominees would control half of LNB’s Board of Directors. We believe AMG and its managing members are attempting to take effective control of LNB without purchasing a controlling interest in LNB, and without paying LNB shareholders any premium for the privilege of having their nominees control half of LNB’s Board of Directors. We do not believe that a group of minority shareholders should exert influence so disproportionate to such shareholders’ ownership in your company. For these reasons, among others, the Board of Directors is soliciting proxies against AMG’s proposals. We urge you to join the Board of Directors in opposing AMG’s proposals by voting “AGAINST” the proposals.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSALS 1, 2, 3, 5 AND 6, AND TO WITHHOLD YOUR VOTE WITH RESPECT TO PROPOSAL 4, ON THE ENCLOSED GOLD PROXY CARD TODAY.

Your vote is important regardless of the number of shares you own. The Board of Directors urges you to show your support for LNB by signing, dating and delivering the enclosed GOLD proxy card, as promptly as possible, by mail (using the enclosed postage-paid envelope). If you have any questions or need assistance in voting your shares, please contact our information agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

I can assure you that the Board of Directors and LNB’s management will continue to act in the best interests of ALL LNB shareholders. We appreciate your continued support.

Sincerely,

James R. Herrick
Chairman of the Board of Directors

February 28, 2008

LNB BANCORP, INC.
457 Broadway
Lorain, Ohio 44052

SUPPLEMENTAL NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of LNB Bancorp, Inc.:

Notice is hereby given that a special meeting of the shareholders of LNB Bancorp, Inc. (“LNB”) will be held on March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052, to consider and vote on the following proposals:

Proposal 1: A proposal by our shareholder AMG Investments, LLC (together with its affiliates, “AMG”), to amend LNB’s Amended Code of Regulations (the “Code”) to declassify the Board of Directors so that all directors are elected annually (LNB’s Board of Directors is currently divided into three classes, and directors serve for a term of three years). The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

Proposal 2: A proposal by AMG to amend LNB’s Code to reduce the number of directors to a maximum of nine and a minimum of three (the number of members on LNB’s Board of Directors is fixed at 13). The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

Proposal 3: A proposal by AMG to remove without cause all of LNB’s incumbent directors (namely Terry D. Goode, James R. Herrick, Kevin C. Martin, Benjamin G. Norton, John W. Schaeffer, Robert M. Campana, James F. Kidd, Daniel E. Klimas, Jeffrey F. Riddell, and Donald F. Zwilling), other than Daniel P. Batista, J. Martin Erbaugh and Lee C. Howley, and any other person elected or appointed to the LNB Board of Directors by the members of the Board of Directors since February 5, 2008. The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

Proposal 4: A proposal by AMG to elect the following AMG nominees to LNB’s Board of Directors to fill vacancies that may be created if Proposal 3 is successful: Richard M. Osborne, Daniel G. Merkel and Thomas J. Smith. The Board of Directors urges you to WITHHOLD your vote with respect to any individual who may be nominated by AMG pursuant to this proposal.

Proposal 5: A proposal by AMG to adjourn the special meeting, if necessary, for the purposes of soliciting additional proxies to vote in favor of Proposals 1 through 4. The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

Proposal 6: A proposal by AMG to oppose any proposal by LNB to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to defeat AMG’s proposals. The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

The six proposals stated above are the only proposals to be acted upon at the special meeting. Any proposals other than those set forth above that are included in any proxy materials provided by AMG or by Shareholders for a Better Bank, a committee comprised of AMG’s managing members (“SBB”), in connection with the special meeting will be disregarded in their entirety.

LNB has called a special meeting of LNB shareholders at the request of AMG. LNB has fixed the close of business on February 15, 2008 as the record date for determination of those shareholders who will be entitled to notice of and to vote at the special meeting and any adjournment thereof.

This special meeting is extremely important for all LNB shareholders in light of the attempt by AMG and its managing members to effect changes that would result in their control of half of LNB’s Board of Directors. Your vote is critical. Whether or not you plan to attend the special meeting, and regardless of the number of common shares you own, we urge you to vote “AGAINST” Proposals 1, 2, 3, 5 and 6, and to WITHHOLD your vote with respect to Proposal 4, by signing, dating and delivering the enclosed GOLD proxy card, by mail (using the enclosed postage-paid envelope) as promptly as possible.

The Board of Directors urges you not to sign or return any proxy card that may be sent to you by AMG or SBB, even as a protest vote against them. If you previously voted a proxy card provided by AMG or SBB, you have every legal right to change your vote. You can do so simply by using the enclosed GOLD proxy card to vote today. Only your latest dated proxy card will count.

If you have any questions or need assistance in voting your shares, please contact our information agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

By Order of the Board of Directors

Daniel E. Klimas
President and Chief Executive Officer

February 28, 2008

NOTICE OF SPECIAL MEETING AND PROXY STATEMENT

THE PROXY STATEMENT

Date, Time and Place of the Special Meeting

We are sending you this proxy statement as part of a solicitation of proxies by the Board of Directors of LNB Bancorp, Inc. (“LNB” or the “Company”) for use at the special meeting of our shareholders, and at any adjournment, postponement, continuation or rescheduling of the special meeting. We anticipate that the supplemental notice of special meeting, this Proxy Statement and the accompanying GOLD proxy card will first be mailed to the holders of our common shares on or about February 28, 2008.

A special meeting of LNB’s shareholders is being called pursuant to requests received by LNB from AMG Investments, LLC (collectively with its affiliates, “AMG”), and will be held on March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052. The managing members of AMG, Richard M. Osborne and Steven A. Calabrese, refer to themselves collectively as Shareholders for a Better Bank (“SBB”) in proxy materials that they have prepared in connection with the special meeting.

Purpose of the Special Meeting

The purpose of the special meeting is to consider only the proposals that are described in LNB’s supplemental notice of the special meeting of shareholders, and more fully addressed in this proxy statement. We encourage you to read all of these materials carefully, and then vote the enclosed GOLD proxy card.

In a letter to LNB dated January 23, 2008, AMG requested that LNB call a special meeting of shareholders for the purposes described in its solicitation statement to call a special meeting of shareholders dated November 5, 2007. On January 31, 2008, AMG filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”). AMG’s preliminary proxy statement contained seven proposals to be voted upon at the special meeting, some of which were different than or inconsistent with the proposals set forth in AMG’s request for the special meeting and its solicitation statement. LNB believes that, under Ohio law and the relevant provisions of LNB’s Amended Code of Regulations (the “Code”), LNB is obligated to call the special meeting only for those purposes specified in AMG’s formal request letter of January 23, 2008 and its solicitation statement. AMG has indicated in correspondence to LNB that it disagrees with LNB and believes that it has the right to modify its proposals or cause additional proposals to be identified in its proxy statement relating to the special meeting. On February 14, 2008, AMG filed its own notice of special meeting with the SEC, in which AMG purported to call the special meeting for the purpose of voting on seven proposals, some of which, again, are different from or inconsistent with the proposals included in LNB’s notice of special meeting. On February 26, 2008, plaintiff Richard M. Osborne, a shareholder of LNB and managing member of AMG, filed a complaint against LNB for declaratory judgment and preliminary and permanent injunctive relief in the United States District Court for the Northern District of Ohio, Eastern Division, Case No. 1:08 CV 0473. Plaintiff Osborne, in his capacity as a member of AMG and as a shareholder of LNB, is seeking preliminary and permanent injunctive relief to compel LNB to (a) modify the agenda of the special meeting to include the proposals brought forth by AMG after AMG delivered its formal request for the special meeting to LNB, (b) modify LNB’s proxy statement to conform to AMG’s proposals and (c) count all proxies voted in favor of AMG’s proposals at the special meeting. Mr. Osborne has also sought an order from the Court temporarily restraining LNB from disseminating proxy materials indicating that certain of AMG’s proposals will not be voted upon at the special meeting. On February 28, 2008, the Court issued an order denying Mr. Osborne’s motion for a temporary restraining order. The Court has set a hearing on Mr. Osborne’s Motion for a Preliminary Injunction for March 5, 2008. LNB is vigorously defending against Plaintiff Osborne’s claims.

LNB believes that it has validly called a special meeting of shareholders for the purposes set forth in LNB’s notice of special meeting, as formally requested by AMG, in compliance with Ohio law. Consequently, LNB believes that AMG has no legal right to submit its own notice of special meeting, and that any action taken on any proposals in AMG’s notice that are different than or inconsistent with the proposals in LNB’s notice will be without legal force. Accordingly, LNB is calling the special meeting for the purposes of and to consider and act on the proposals requested by AMG in its letter to LNB and its solicitation statement, and not for the different proposals described in SBB’s proxy materials and AMG’s notice of special meeting. As a result, the only proposals to be acted upon at the special meeting shall be those set forth in the supplemental notice of the special meeting of shareholders and the proxy materials accompanying this letter.

Proposals 1 through 4, to be voted upon at the special meeting, reflect the attempts by AMG and its managing members to take effective control of LNB by (i) amending the Code to declassify LNB’s Board of Directors (the “Board of Directors”), (ii) amending the Code to reduce the total number of directors, (iii) in the event that AMG’s Proposal 1 is approved, removing ten of LNB’s current directors, other than Daniel P. Batista, J. Martin Erbaugh and Lee C. Howley, even though these directors were carefully selected by LNB’s Governance Committee following a thorough review of their qualifications (as described further under Annex A “Qualifications of LNB’s Board of Directors”), and (iv) to the extent that incumbent LNB directors are removed pursuant to AMG’s Proposal 3, electing up to three of AMG’s own nominees, Richard M. Osborne, Daniel J. Merkel and Thomas J. Smith, to LNB’s Board of Directors.

If AMG and its managing members, minority shareholders owning, together, only 7.0% of LNB’s shares, were to succeed, their nominees would control half of LNB’s Board of Directors, which would facilitate their ability to take effective control of LNB. AMG and its managing members have not offered to purchase a controlling interest in LNB, nor offered to pay LNB shareholders any premium for the privilege of having their nominees control half of LNB’s Board of Directors. In the Board of Directors’ opinion, AMG’s proposals are not in the best interests of ALL shareholders of LNB, but rather were made in furtherance of the interests of AMG and its managing members. In addition, the removal of ten members of LNB’s current Board of Directors and election of three of AMG’s nominees to the Board of Directors, would constitute a “change of control” as defined under certain LNB employment agreements and compensation arrangements, which could result in the triggering of substantial costs and expenses to LNB.

AMG is also submitting two adjournment proposals that would allow it to adjourn or postpone the special meeting in order to solicit additional votes to approve Proposals 1 through 4 and oppose any adjournment proposal by LNB to solicit additional votes to defeat AMG’s Proposals 1 through 4.

In soliciting support from LNB shareholders for the purpose of calling the special meeting, AMG has downplayed the recent successes that LNB has experienced without offering any meaningful suggestions on how to improve LNB or increase value for all LNB shareholders. Rather, AMG and its managing members simply want you to hand them effective control of LNB because they think that they are more capable of building shareholder value than the Board of Directors that you elected.

LNB wants to send a strong message to AMG and its managing members that LNB’s shareholders do not support AMG’s proposals. For these reasons, among others, LNB’s Board of Directors seeks your support at the special meeting. After careful consideration, the Board of Directors unanimously recommends that you reject all of AMG’s proposals and urges you to vote “AGAINST” Proposals 1, 2, 3, 5 and 6, and to WITHHOLD your vote with respect to Proposal 4.

Please disregard any proxy card sent to you by AMG. Please vote LNB’s GOLD proxy card TODAY by signing, dating and delivering the enclosed GOLD proxy card, by mail (using the enclosed postage-paid envelope). If you have previously returned a proxy card provided by AMG or SBB, you have the right to change your vote by using the enclosed GOLD proxy card. Only your latest dated proxy card will count.

QUESTIONS & ANSWERS ABOUT THE SPECIAL MEETING

The following are some questions that you may have regarding the matters being considered at the special meeting of shareholders as well as brief answers to those questions. LNB urges you to read the remainder of this proxy statement carefully because the information below does not provide all information that might be important to you.

Q:	When and where will the special meeting of the shareholders of LNB take place, and who is entitled to vote at the special meeting?

A:	LNB has called a special meeting of the LNB shareholders for March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052. You may attend the special meeting of LNB and vote your shares in person, rather than voting the enclosed GOLD proxy card; but, whether or not you intend to attend the special meeting, the Board of Directors urges you to show your support for LNB by signing, dating and delivering the enclosed GOLD proxy card, as promptly as possible, by mail (using the enclosed postage-

paid envelope). If you hold shares in street name and would like to vote your shares in person at the special meeting, you must present a legal proxy from your bank, broker or nominee at the special meeting.

LNB has established a record date for the special meeting of February 15, 2008 (the “Record Date”). LNB shareholders are entitled to vote at the special meeting if they owned LNB common shares as of the close of business on the Record Date. On the Record Date, there were 7,623,857 LNB common shares entitled to vote at the special meeting. Shareholders will have one vote at the special meeting for each LNB common share that they owned on the Record Date.

Q:	What may I vote on at the meeting?

A:	You may vote on Proposals 1 through 6 as described below. In the event that Proposal 1 is not passed, no vote will be taken on Proposal 3. To the extent that incumbent LNB directors are removed pursuant to Proposal 3, a vote will be taken on Proposal 4 for the purpose of electing up to three of AMG’s nominees. In the event that no incumbent LNB directors are removed pursuant to Proposal 3, no vote will be taken on Proposal 4. In the event that AMG does not propose to adjourn or postpone the special meeting, then no vote will be taken on Proposal 5. In the event that LNB does not propose to adjourn or postpone the special meeting, then no vote will be taken on Proposal 6.

Q:	What do I need to do now?

A:	Please carefully read and consider the information contained in this proxy statement, and vote your shares in any of the ways provided in this proxy statement.

Q:	How does the Board of Directors recommend that I vote?

A:	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “AGAINST” PROPOSALS 1, 2, 3, 5 AND 6, AND WITHHOLD YOUR VOTE FROM THE DIRECTOR NOMINEES NAMED IN PROPOSAL 4.

Q:	What should I do with any proxy card I may receive from AMG or SBB?

A:	The Board of Directors recommends that you do nothing with any proxy card sent to you by AMG or SBB. Instead, the Board of Directors recommends that you sign, date and deliver the enclosed GOLD proxy card, as promptly as possible, by mail (using the enclosed postage-paid envelope). If you have already returned a proxy card to AMG or SBB, you can effectively revoke it by voting the enclosed GOLD proxy card. Only your latest dated proxy card will count.

Q:	How may I vote on any proposals other than those described in this proxy statement that may be contained in any proxy materials provided by AMG or SBB?

A:	The only proposals to be acted upon at the special meeting shall be those set forth in the supplemental notice of the special meeting of shareholders and further described in this proxy statement. No action will be taken on any proposals that may be contained in proxy materials provided by AMG or SBB, other than those described in this proxy statement.

Q:	How can I vote my common shares?

A:	If your common shares are registered directly in your name with our transfer agent, you are a shareholder of record with respect to those common shares, and you may either vote in person at the special meeting or by signing, dating and returning the GOLD proxy card in the envelope provided. Whether or not you plan to attend the special meeting in person, you should submit your GOLD proxy card as soon as possible.

If your LNB common shares are held in “street name” through a broker, bank or other nominee, you must instruct them to vote on your behalf, otherwise your common shares cannot be voted at the special meeting. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such party to vote. Without such specific voting instructions, the common shares held by you in “street name” will not be voted with respect to any of the proposals to be considered at the special meeting. However, such “broker non-votes,” if any, will be counted for determining whether there is a quorum. With respect to Proposals 1, 2, 3, 5 and 6, “broker non-votes” will be counted as votes “against” such proposals, but will not be counted for the purposes of Proposal 4, the election of directors. We urge you to confirm in writing your instructions to the person responsible for your account, and to provide a copy of such instructions to our information agent, MacKenzie Partners, Inc., at the address indicated below so that it can attempt to ensure that your instructions are followed.

Q:	Can I change my vote?

A:	You may revoke a proxy at any time prior to its exercise by filing with LNB’s Secretary a written notice of revocation, by delivering to LNB’s Secretary a duly executed proxy bearing a later date, or by attending the special meeting and voting in person. The mere presence of a shareholder at the special meeting will not automatically revoke any proxy previously given by such shareholder. Written notices of revoked proxies may be directed to Mr. Robert F. Heinrich, Corporate Secretary, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.

If you are a beneficial owner of common shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy as described above.

You are urged not to sign any proxy cards sent to you by AMG or SBB. Even if you have previously signed a proxy card sent by AMG or SBB, you can revoke it by voting the enclosed GOLD proxy card today.

Q:	What constitutes a quorum?

A:	The number of shares held by the shareholders present in person or by proxy at the special meeting constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes will be counted for purposes of determining the number of shares present at the special meeting. So long as one shareholder is present in person or by proxy at the special meeting, a quorum shall be present for the transaction of business at the special meeting.

Q:	What vote is required by LNB in connection with each proposal?

A:	The approval of the adoption of the amendments to LNB’s Code contemplated by Proposals 1 and 2 requires the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding common shares. Abstentions with respect to these proposals will not be voted. Accordingly, abstentions will have the same effect as a vote “AGAINST” these proposals. Broker non-votes will also have the same effect as a vote “AGAINST” these proposals.

Under Ohio law, directors of an “issuing public corporation” with a classified Board of Directors, such as LNB, may be removed by shareholders only for cause. This provision of Ohio law was adopted after, and overrides, the director removal procedures provided under LNB’s Code. Accordingly, so long as LNB has a classified Board of Directors, its directors may be removed by shareholders only for cause. As a result, the effectiveness of Proposal 3 is necessarily conditioned upon the approval of Proposal 1. If Proposal 1 is not approved, no vote will be taken on Proposal 3. If Proposal 1 is approved, the removal of any of the LNB directors without cause as contemplated by Proposal 3 requires the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding common shares, as provided in LNB’s Code. Abstentions with respect to Proposal 3 will not be voted. Accordingly, abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will also have the same effect as a vote “AGAINST” Proposal 3.

A vote will be taken on Proposal 4 only to the extent that any incumbent LNB directors are removed pursuant to Proposal 3. If no incumbent LNB directors are removed pursuant to Proposal 3, no vote will be taken on Proposal 4. If one incumbent LNB director is removed pursuant to Proposal 3, a vote will be taken on the election of one of AMG’s nominees; if two incumbent LNB directors are removed, a vote will be taken on the election of two of AMG’s nominees; and if three or more incumbent LNB directors are removed, a vote will be taken on the election of all three of AMG’s nominees. A plurality of the votes cast (i.e., the directors receiving the highest number of votes cast in favor of their election will be elected as directors) is required under Proposal 4 in order to elect nominees as directors.

The affirmative vote of a majority of the common shares represented at the special meeting, in person or by proxy and whether or not a quorum exists, is required under Proposal 5 for AMG to adjourn the special meeting. The affirmative vote of a majority of the common shares represented at the special meeting, in person or by proxy and whether or not a quorum exists, is required under Proposal 6 to oppose an adjournment proposal by LNB.

Q:	What should I do if I receive more than one set of voting materials?

A:	If your common shares are registered differently and are held in more than one account, then you will receive more than one proxy statement and proxy card. Please be sure to vote all of your accounts so that all of your common shares are represented at the meeting.

Q:	What identification should I bring to the special meeting?

A:	All shareholders who owned LNB common shares on the Record Date may attend the special meeting. In order to gain admission to the special meeting, please be sure to bring with you a valid government-issued personal identification with a picture (such as a driver’s license or passport). If your common shares are held in the name of a bank, broker or other nominee, you must also bring evidence of your ownership of common shares as of the Record Date, in the form of a letter or statement from your bank, broker or other nominee or the voting instruction card provided by the broker, in each case, indicating that you owned common shares as of the Record Date.

If you are a proxy holder for a LNB shareholder, then you must bring (1) the validly executed proxy naming you as the proxy holder, signed by a LNB shareholder who owned LNB common shares as of the Record Date, (2) a valid government-issued personal identification with a picture (such as a driver’s license or passport) and (3) if the shareholder whose proxy you hold was not a record holder of LNB common shares as of the Record Date, proof of the shareholder’s ownership of LNB common shares as of the Record Date, in the form of a letter or statement from a bank, broker or other nominee or the voting instruction card provided by the broker, in each case, indicating that the shareholder owned those common shares as of the Record Date.

Q:	How will proxies for the special meeting be solicited?

A:	In addition to soliciting proxies by mail, LNB, through its directors and certain officers, may also solicit proxies personally or by telephone, telegram, advertisement, courier service, or other means of communication (such as e-mail). Information concerning persons who are participants in LNB’s solicitation of proxies is set forth in Annex B to this proxy statement. Such directors and certain officers will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition, we have retained MacKenzie Partners, Inc., to assist in soliciting proxies. We will pay MacKenzie Partners, Inc. a fee expected not to exceed $75,000, plus out-of-pocket expenses.

Q:	Who will bear the cost of soliciting proxies?

A:	LNB will bear the cost of soliciting proxies in the form enclosed herewith. LNB will request persons, firms and corporations holding common shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and LNB will reimburse the holders for their reasonable expenses in doing so. Expenses related to the solicitation of proxies in connection with the special meeting, excluding the salaries of LNB’s officers, are expected to aggregate approximately $300,000, of which approximately $100,000 has been spent to date.

Q:	Who should I call with questions?

A:	If you have any questions about the special meeting or if you need additional copies of this proxy statement or the enclosed proxy, please contact the information agent assisting us with the solicitation of proxies:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

PROPOSALS TO BE VOTED UPON

PROPOSAL NO. 1 — DECLASSIFICATION OF THE BOARD OF DIRECTORS

AMG has made the following proposal to be voted upon at the special meeting:

To amend LNB’s Code to declassify the board of directors so that all directors are elected annually (LNB’s Board of Directors is currently divided into three classes and directors serve for a term of three years).

Statement of LNB’s Board of Directors Opposing Proposal No. 1

The Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal. The Board of Directors does not believe that this proposal will promote the best interests of LNB or its shareholders.

LNB’s Code provides for the election of directors in three classes. Each class serves for a term of three years, with one class, constituting approximately one-third of the Board of Directors, being elected each year at LNB’s annual meeting of shareholders.

The election of directors by classes assures that approximately two-thirds of the Board of Directors will have prior experience with, and knowledge of, LNB. This provides needed continuity and solid knowledge of LNB’s business and the industry in which it operates. Directors familiar with LNB are able to provide informed oversight of corporate policies and the perspective necessary for the orderly development of sound, long-term strategic planning. An abrupt change in the Board of Directors could impair LNB’s progress in achieving its long-term strategic goals and may thwart the success it has achieved in the second half of 2007, as discussed more fully in the Statement of LNB’s Board of Directors Opposing Proposal No. 3 in this proxy statement. The Board of Directors believes that a classified board structure helps assure LNB’s employees, shareholders and customers, as well as others with whom LNB does business, that they are able to rely on the continuity and stability of LNB’s corporate policies.

The Board of Directors believes that a classified board also provides the advantage of reducing LNB’s vulnerability to certain potentially abusive takeover tactics and encouraging potential acquirers to enter into arm’s length negotiations with experienced directors as opposed to a few large shareholders. The ability to resist abusive takeover tactics allows the Board of Directors to consider how best to preserve LNB’s long-term value to shareholders as well as its relationships with its customers and employees. A classified board gives the Board of Directors the opportunity to review any takeover proposal, study appropriate alternatives and achieve the best results for all shareholders, both large and small.

While the Board of Directors believes that there are advantages to LNB’s classified board structure, certain institutional and activist shareholders, as well as academic studies, have contended that there are also disadvantages to a classified board structure. These parties have contended that a classified board structure may contribute to the entrenchment of directors, reduce director accountability to shareholders, and deter takeover attempts that may be attractive to shareholders.

The Board of Directors believes that the advantages to a classified board structure outweigh the perceived disadvantages. The Board of Directors believes that directors elected to a classified board are no less accountable or responsive to shareholders than they would be if elected annually. The same standards of performance apply to all directors regardless of the term of service or class. LNB shareholders have the opportunity to express their views regarding the Board of Directors’ performance and to influence its composition by voting at each annual election of directors. Furthermore, shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board of Directors at: LNB Bancorp, Inc. Board of Directors, 457 Broadway, Lorain, Ohio 44052. All letters directed to the Board of Directors will be received and processed by LNB’s Corporate Secretary and will be forwarded to the Chairman of the Governance Committee without any editing or screening.

If approved, this proposal would not, of itself, shorten the term of any incumbent LNB director. In order not to affect the unexpired terms of the previously-elected LNB directors, each class would be elected to a one-year term beginning in the year in which that class would be re-elected — Class I directors in 2008, Class II directors in 2009 and Class III directors in 2010.

THE BOARD OF DIRECTORS REMAINS CONVINCED THAT A CLASSIFIED BOARD OF DIRECTORS IS IN THE BEST INTEREST OF LNB AND ITS SHAREHOLDERS AND SHOULD NOT BE CHANGED. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS TO VOTE “AGAINST” THE ADOPTION OF AMG’S PROPOSAL NO. 1.

PROPOSAL NO. 2 — REDUCTION OF THE NUMBER OF DIRECTORS

AMG has made the following proposal to be voted upon at the special meeting:

To amend LNB’s Code to reduce the number of directors to a maximum of nine and a minimum of three (the number of members on LNB’s Board of Directors is currently fixed at 13).

Statement of LNB’s Board of Directors Opposing Proposal No. 2

The Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal. The Board of Directors does not believe that this proposal will promote the best interests of LNB or its shareholders.

The Board of Directors believes that the current size of the Board of Directors provides advantages to LNB and its shareholders. LNB believes that each of its current directors makes vital contributions to LNB’s business and are integral to the implementation of LNB’s long-term business plans. Each member of the Board of Directors was carefully screened by LNB’s Governance Committee and, among other things, each plays a substantial role in the business development efforts of LNB in the markets that it serves. The current directors of LNB are all successful local business people who attract and refer many possible business relationships to LNB. If the size of the Board of Directors is reduced, LNB stands to potentially lose substantial local business acumen and vital sources of business development.

Despite the foregoing advantages, certain institutional and activist shareholders, as well as academic studies, have contended that there may be perceived disadvantages to the current size of LNB’s Board of Directors. These parties may believe that communication, coordination of tasks and decision making may be more time-consuming and costlier in a larger group of directors than a smaller group, and, as a result, could potentially compromise a board’s ability to effectively oversee management. They may also believe that the larger the size of a board of directors, the more difficult it may be for shareholders to change the overall composition of the board through the election of new directors.

The Board of Directors believes that the advantages to the current size of LNB’s Board of Directors outweigh the potential disadvantages. The Board of Directors does not believe that the number of members on the Board of Directors impedes the fulfillment of its oversight responsibilities. Furthermore, AMG’s proposed reduction of the number of directors to a maximum of nine members appears to be arbitrary. AMG and its managing members have not offered any indication as to why such a reduction will increase effectiveness or efficiency at LNB.

LNB believes that AMG’s proposal to reduce the number of members of LNB’s Board of Directors is motivated by its desire to maximize its representation on LNB’s Board of Directors. If AMG’s various proposals are adopted, its nominees will represent half of the directors on the Board of Directors, despite the fact that AMG and its managing members own, together, only 7.0% of LNB’s common shares.

AMG and SBB have stated that they believe that “a smaller board can operate more effectively and efficiently” and that “to operate effectively and efficiently the size of LNB’s board must be reduced to reflect the size of the company.” However, this contention runs contrary to the past practices of at least one of AMG’s managers and SBB’s members, Richard M. Osborne. For example, at December 31, 2007, LNB had approximately $1.1 billion in total assets. At December 31, 2002, GLB Bancorp, Inc. (“GLB”), a company in which Mr. Osborne served as Vice Chairman and then as Chairman of the Board, had total assets of less than $200 million. Nevertheless, the board of directors at GLB consisted of 11 persons. LNB submits that the fact that GLB, a much smaller bank holding company controlled by Mr. Osborne and his family, saw fit to operate with an 11 member board is inconsistent with AMG’s proposal to reduce the size of LNB’s Board of Directors.

If approved, this proposal would not, of itself, shorten the term of any incumbent LNB director. If this proposal is approved and so long as LNB’s Board of Directors is divided into three classes of directors, then each class of directors will be reduced pro-rata over the next three years until there are no more than nine members of the Board of Directors in total.

THE BOARD OF DIRECTORS BELIEVES THAT REDUCING THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS WOULD FACILITATE THE EFFORTS OF AMG AND ITS MANAGING MEMBERS TO OBTAIN REPRESENTATION ON LNB’S BOARD OF DIRECTORS THAT IS SUBSTANTIALLY DISPROPORTIONATE TO ITS OWNERSHIP INTERESTS IN LNB, AND IS NOT IN THE BEST INTEREST OF ALL LNB SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” AMG’S PROPOSAL NO. 2.

PROPOSAL NO. 3 — REMOVAL OF CERTAIN LNB DIRECTORS WITHOUT CAUSE

AMG has made the following proposal to be voted upon at the special meeting:

To remove without cause all of LNB’s incumbent directors (namely Terry D. Goode, James R. Herrick, Kevin C. Martin, Benjamin G. Norton, John W. Schaeffer, Robert M. Campana, James F. Kidd, Daniel E. Klimas, Jeffrey F. Riddell, and Donald F. Zwilling), other than Daniel P. Batista, J. Martin Erbaugh and Lee C. Howley, and any other person elected or appointed to the LNB Board of Directors by the members of the Board of Directors since February 5, 2008.

Statement of LNB’s Board of Directors Opposing Proposal No. 3

Under Ohio law, directors of an “issuing public corporation” with a classified Board of Directors, such as LNB, may be removed by shareholders only for cause. This provision of Ohio law was adopted after, and overrides the director removal procedures provided under LNB’s Code. Accordingly, so long as LNB has a classified Board of Directors, its directors may be removed by shareholders only for cause. As a result, the effectiveness of Proposal 3 is necessarily conditioned upon the approval of Proposal 1. If Proposal 1 is not approved, no vote will be taken on Proposal 3. If Proposal 1 is approved, the removal of any of the LNB directors without cause as contemplated by this proposal requires the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding common shares, as provided in LNB’s Code.

The Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal. The Board of Directors does not believe that this proposal will promote the best interests of LNB or its shareholders. The Board of Directors believes that the removal of the ten LNB directors would disrupt its long-term strategic plan and adversely impact the value of your investment.

All of the current members of the Board of Directors were carefully screened and selected by LNB’s Governance Committee. The names and qualifications of all of the current directors are set forth in Annex A to this proxy statement. The qualifications of recent director nominees have been consistent with the skill sets needed to fulfill the various committee roles at LNB. In addition, because the current members of the Board of Directors are successful local business people, such directors refer many possible banking relationships to LNB, and are critical to LNB’s future growth and fulfillment of its strategic plan.

AMG and SBB contend that the current directors have failed to formulate and implement a plan to improve LNB’s performance. Contrary to this contention, LNB has a strategic plan in place to improve performance, and the success of this strategy has been demonstrated by LNB’s bottom line performance during the second half of fiscal 2007. The Board of Directors strongly believes that, instead of removing ten of LNB’s incumbent directors who are currently helping to guide LNB’s success, the more prudent course of action is to build on the progress of LNB’s long-term strategy that has been implemented under the direction of the current Board of Directors.

LNB believes that, amid extremely challenging economic conditions, the prospects for LNB’s business are improving and the growth initiatives that have been undertaken are working. Over the last couple of years, LNB has been pursuing a strategy to better position itself for future loan and deposit growth. Recognizing the somewhat limited long-term growth prospects for its historical market LNB has undertaken a variety of long-term initiatives. This is not to say that LNB has abandoned its historical market; quite to the contrary, its market share in Lorain County, as measured by the FDIC as of June 30, 2007, improved to 19.49% from 18.96% in June 2006. This ranks second in the county. LNB has also made investments in areas that provide better growth prospects in order to improve profitability. These investments in people, technology and facilities over the past 20 months are now largely complete.

LNB’s new banking offices in Elyria and North Ridgeville have met expectations with good core deposit and loan growth. The new Elyria office has approximately $2.2 million in loans and $12.3 million in deposits since opening in January 2007. The North Ridgeville office has been open for about a year, and has approximately $9.8 million in loans and $8.3 million in deposits. These two offices are positioned in areas that have the best loan and deposit growth prospects in Lorain County.

LNB has also been investing in markets beyond Lorain County. This includes a business development office in Independence, Ohio in Cuyahoga County. This office produced approximately $32 million in commercial loan production in fiscal year 2007. In addition, this office has treasury management product offerings that have opened a segment of the business and public fund deposit markets not previously available to LNB. In addition, LNB relocated its Westlake loan production office to a more visible location in Avon, Ohio. This office specializes in commercial real estate, and had loan production of $50 million through December 31, 2007.

As you are certainly aware, LNB made its first bank acquisition in many years with the acquisition of Morgan Bancorp and its subsidiary, Morgan Bank, in the second quarter of 2007. The merger has helped broaden LNB’s market, and provides a strong base of accounts and the potential for solid growth in all balance sheet components. The post-acquisition integration was completed in the fourth quarter of 2007, and all anticipated expense savings were recognized with the final data conversion in December. With the addition of Morgan Bank, LNB surpassed $1 billion in total assets for the first time in its history. LNB is optimistic about Morgan Bank, which serves a high-growth, affluent market in Summit County (Hudson, Ohio). LNB has also successfully introduced a number of new products and services in that market.

For any person living in Northeast Ohio, the weak state of the regional economy is not news. LNB has been challenged by the impact of the weak regional economy on its credit quality since 2004. Our situation is not unique, as most banks in the area are recognizing much larger losses and credit quality issues in 2007.

LNB has seen progress in asset quality in the second half of 2007 resulting from changes in management, underwriting and focus. LNB’s asset quality issues have arisen in connection with long-term commercial loan customers in its core market. While many other banking companies are struggling with sub-prime mortgage loan issues, LNB’s mortgage loan business made positive contributions to LNB’s results in 2007.

The changes over the last three years have been expensive but necessary if LNB is to achieve its objectives of building market share in Lorain County, growing commercial relationships in surrounding communities, and leveraging its expense base by growing fee-based income. Achieving these objectives and becoming a community bank of scale is a difficult task. While LNB’s Board of Directors and management are confident that it can compete in its markets, the task of reshaping LNB has been made more difficult by economic conditions specific to Lorain County and more recently by the deteriorating northeast Ohio economy. LNB’s management and Board of Directors have a great deal of confidence in LNB’s long-term strategy, and are particularly encouraged with recent positive signs of genuine progress.

The Board of Directors and management remain confident that LNB can remain a strong community bank of scale in Northeast Ohio, and that by doing so, it can significantly enhance shareholder value over the long-term.

Contrary to the contentions of AMG and SBB, LNB’s financial results started to show substantial improvements during the second half of fiscal year 2007. LNB’s management and Board of Directors believe that its 18% and 81.7% increase in net income for LNB for its most recent third and fourth quarters, respectively, compared to the same periods in 2006, provides strong evidence that LNB is successfully executing its strategic plan and making genuine progress toward its goals. The important financial indicators highlighted in the following paragraph show definite progress from the first half of 2007, particularly in our ability to effectively manage credit quality and leverage our acquisition of Morgan Bank.

Here are some highlights from LNB’s third and fourth quarter earnings news releases issued October 25, 2007 and January 31, 2008, respectively:

•	Net income was $1,673,000 for the third quarter of 2007 and $1,668,000 for the fourth quarter, increases of 18% and 81.7%, respectively, compared to the same periods in 2006. In the second half of 2007, net income increased 54% compared to the first half of 2007.

•	Net interest income totaled $7.8 million for the third quarter of 2007 and $7.8 million for the fourth quarter, increases of $508,000 and $927,000, respectively, compared to the same periods in 2006.

•	Noninterest income increased $551,000 or 22.5% for the third quarter of 2007 and $273,000 or 9.7% for the fourth quarter, compared to the same periods in 2006.

•	Non-performing loans in the fourth quarter of 2007 declined $2 million, or 15.5%, from the fourth quarter of 2006.

•	Despite the negative impact of overall conditions in the real estate industry, LNB’s mortgage loan and home equity businesses are performing well.

•	The Morgan Bank merger has had a genuinely positive impact on LNB’s scale and the expense savings anticipated from the integration have been achieved.

•	Credit quality showed improvement in large part due to the additional controls LNB implemented over the credit administration process at the end of 2006 and through 2007.

•	LNB continues to benefit from the investments made in people, technology and facilities over the past 20 months.

LNB’s management and Board of Directors are united in their belief that LNB is making positive progress in fulfilling its long-term strategy and reaching its goals. Furthermore, LNB believes that continuity on the Board of Directors and management is optimal and necessary to continue to carry out its strategic plan and continue to reach its goals.

Unlike LNB, AMG and its managing members have failed to articulate any constructive ideas or a specific economic plan to build value for all shareholders or how the removal of a majority of the incumbent directors will lead to an increase in shareholder value. AMG and SBB have claimed that the removal of the majority of the board and replacing them with AMG’s nominees will benefit LNB with new perspectives, fresh ideas, fresh viewpoints and new energy. AMG’s proposal implies that LNB’s Board of Director membership has remained static over the years. That is not the case. In fact, four new directors have joined LNB’s Board of Directors since 2005.

If AMG and its managing members are successful in removing all but three of LNB’s incumbent directors, the willingness and desire of Mr. Batista, Mr. Howley and Mr. Erbaugh to continue their service on LNB’s Board of Directors remains uncertain. Furthermore, the removal of any of LNB’s directors without cause at this time may create a situation whereby LNB will have difficulty attracting qualified candidates for director positions in the future.

THE BOARD OF DIRECTORS BELIEVES THAT REMOVING TEN OF THE INCUMBENT DIRECTORS WOULD DISRUPT THE CURRENT SUCCESS OF LNB’S LONG-TERM STRATEGIC PLAN AND WOULD JEOPARDIZE THE VALUE OF SHAREHOLDERS’ INVESTMENT IN LNB. FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” AMG’S PROPOSAL NO. 3.

PROPOSAL NO. 4 — ELECTION OF DIRECTORS

AMG has made the following proposal to be voted upon at the special meeting:

To elect the following AMG nominees to LNB’s Board of Directors to fill vacancies that may be created if Proposal 3 is successful: Richard M. Osborne, Daniel G. Merkel and Thomas J. Smith.

Statement of LNB’s Board of Directors Opposing Proposal No. 4

A vote will be taken on this proposal only to the extent that any incumbent LNB directors are removed pursuant to Proposal 3. If no incumbent LNB directors are removed pursuant to Proposal 3, no vote will be taken on this proposal. If one incumbent LNB director is removed pursuant to Proposal 3, a vote will be taken on the election of one of AMG’s nominees; if two incumbent LNB directors are removed, a vote will be taken on the election of two of AMG’s nominees; and if three or more incumbent LNB directors are removed, a vote will be taken on the election of all three of AMG’s nominees.

The Board of Directors unanimously recommends that you WITHHOLD your vote on this shareholder proposal. The Board of Directors does not believe that this proposal will promote the best interests of LNB or its shareholders.

The Board of Directors does not believe that half of LNB’s Board of Directors should be comprised of the nominees of only one shareholder. AMG and SBB have offered few insights about how they would improve LNB. Instead, the strategy of AMG and its managing members would reverse many of the positive actions the Board of Directors has recently undertaken to build shareholder value without giving the current Board of Directors and management the opportunity to complete its strategic plans for LNB to enhance shareholder value.

The Board of Directors believes that replacing ten of LNB’s incumbent directors with three nominees hand-picked by AMG and its managing members is likely to result in uncertainty and instability for LNB and its shareholders going forward. It is not clear how the experience of AMG’s director nominees will benefit LNB, nor has AMG or SBB indicated whether the nominees have any insight that might assist LNB in reaching its goals. AMG and SBB have not explained to LNB or LNB’s shareholders what improvements they would propose to make to LNB’s business that could possibly justify the tremendous disruption that removing the majority of the Board of Directors could create.

The uncertainty and instability that could be created through the actions of AMG and its managing members would be particularly exacerbated during a period of significant economic turmoil and tremendous uncertainty, such as the financial markets are experiencing today. While operating in a region where economic growth has lagged national averages, LNB, like banks throughout the nation, is facing the additional challenges arising out of the fallout from the sub-prime mortgage crisis. While LNB has not experienced problems directly related to mortgage lending, its ability to generate new residential and commercial loans is impacted by tightened credit standards. The events of the last several months have made the market in which LNB operates even more challenging, and the uncertainty arising out of the efforts of AMG and its managing members to unseat a majority of the LNB’s directors exacerbates those issues.

The Board of Directors also believes that AMG’s proposed action of removing ten of LNB’s incumbent directors and replacing three of them with AMG’s nominees could create uncertainty among customers regarding a number of issues. While AMG and SBB have not made any specific statements indicating their intentions with respect to LNB’s business, LNB believes that AMG’s proposed action could create uncertainty among customers as to whether LNB will remain an independent entity, whether LNB will continue to offer the various products and services of interest to customers, or whether customers could find themselves having to establish a new business relationship with another bank in the near future. The Board of Directors believes that the actions of AMG and its managing members could also create uncertainty among LNB’s employees about LNB’s future or their positions, which could prompt key employees to leave LNB.

If ten of LNB’s incumbent directors are removed pursuant to Proposal 3 and all three of AMG’s director nominees are elected in their place, AMG’s nominees will represent three out of the six directors then-seated on the LNB Board of Directors, and a “change in control” will have occurred under certain of LNB’s employment agreements and compensation arrangements with its officers and employees. If fewer than ten incumbent LNB directors are removed pursuant to Proposal 3, or fewer than three of AMG’s nominees are elected in their place, a change in control will not occur for purposes of these agreements and arrangements. A change in control may trigger payments and the acceleration of benefits under these agreements and arrangements, as described below, which would result in increased costs and expenses to LNB:

•	Under LNB’s employment agreement with Daniel E. Klimas, its President and Chief Executive Officer, if Mr. Klimas’ employment is terminated by LNB other than for cause, or by Mr. Klimas for good reason (as defined in the agreement) following a change in control, Mr. Klimas would be entitled to certain severance payments, which currently would total approximately $1,202,376, as well as the immediate vesting of any outstanding unvested stock options. Mr. Klimas currently holds stock options to purchase an aggregate of 140,000 common shares, 30,000 of which have an exercise price per share of $19.10, 30,000 of which have an exercise price per share of $19.17, 30,000 of which have an exercise price of $16.00, and 50,000 of which have an exercise price of $14.47. Based on the $14.61 closing price of LNB’s common shares on February 8, 2008, Mr. Klimas holds “in the money” stock options to purchase a total of 50,000 common shares. The employment agreement also provides that, if Mr. Klimas’ employment is terminated by LNB other than for cause, or by Mr. Klimas for good reason (as defined in the agreement), at any time other than following a change in control, Mr. Klimas would be entitled to certain severance payments, which currently would total approximately $1,202,376, as well as the immediate vesting of any outstanding unvested stock options.

•	Under LNB’s employment agreement with William Dougherty, the President of the Morgan Bank Division of LNB, if Mr. Dougherty’s employment is terminated by LNB other than for cause, or by Mr. Dougherty for good reason (as defined in the agreement) following a change in control, Mr. Dougherty would be entitled to certain severance payments, which currently would total approximately $252,944, as well as the immediate vesting of any outstanding unvested stock options. Mr. Dougherty currently holds stock options to purchase an aggregate of 2,500 common shares at an exercise price of $14.47. Based on the $14.61 closing price of LNB’s common shares on February 8, 2008, all of these stock options are “in the money.” The employment agreement also provides that, if Mr. Dougherty’s employment is terminated by LNB other than for cause, or by Mr. Dougherty for good reason (as defined in the agreement), at any time other than following a change in control, Mr. Dougherty would be entitled to certain severance payments, which currently would total approximately $252,944.

•	Under LNB’s employment agreement with David S. Harnett, its Chief Credit Officer, if Mr. Harnett’s employment is terminated by LNB other than for cause, or by Mr. Harnett for good reason (as defined in the agreement) following a change in control, Mr. Harnett would be entitled to certain severance payments, which currently would total approximately $200,000, as well as the immediate vesting of any outstanding unvested stock options. Mr. Harnett currently holds stock options to purchase an aggregate of 22,500 common shares, of which 20,000 have an exercise price of $15.35, and 2,500 have an exercise price of $14.47. Based on the $14.61 closing price of LNB’s common shares on February 8, 2008, Mr. Harnett holds “in the money” stock options to purchase at total of 2,500 common shares. No severance payment would be due to Mr. Harnett in connection with a termination of his employment by LNB other than for cause, or by Mr. Harnett for good reason, unless such termination occurred following a change in control.

•	Under LNB’s employment agreement with Debra Brown, its Vice President and Director of Branch Administration, if Ms. Brown’s employment is terminated by LNB other than for cause, or by Ms. Brown for good reason (as defined in the agreement), following a change in control, Ms. Brown would be entitled to certain severance payments, which currently would total approximately $237,768. No severance payment would be due to Ms. Brown in connection with a termination of her employment by LNB other than for cause, or by Ms. Brown for good reason, unless such termination occurred following a change in control.

•	Each unvested stock appreciation rights award currently outstanding under LNB’s Stock Appreciation Rights Plan will become immediately exercisable in full in the event of a change of control. Currently, an aggregate of 30,000 stock appreciation rights are outstanding, including 2,500 stock appreciation rights issued to Frank A. Soltis, LNB’s Senior Vice President of Operations, all of which have an exercise price of

$19.00. Based on the $14.61 closing price of LNB’s common shares on February 8, 2008, none of these stock appreciation rights are “in the money.”

•	Each unvested stock option currently outstanding under LNB’s 2006 Stock Incentive Plan will become immediately exercisable in full in the event of a change of control. Currently, an aggregate of 115,500 stock options are outstanding under the plan, including 50,000 stock options issued to Mr. Klimas, 22,500 stock options issued to Mr. Harnett, and 2,500 stock options issued to each of Mr. Dougherty, Mr. Soltis, and Sharon L. Churchill, LNB’s Chief Financial Officer. All of the outstanding stock options have an exercise price of $14.47, except for 20,000 stock options issued to Mr. Harnett, which have an exercise price of $15.35. Based on the $14.61 closing price of LNB’s common shares on February 8, 2008, 95,500 of the stock options outstanding under the plan are “in the money.”

THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF AMG’S DIRECTOR NOMINEES WOULD NOT BE IN THE BEST INTEREST OF ALL LNB SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS YOU TO WITHHOLD YOUR VOTE WITH RESPECT TO EACH OF THE NOMINEES NAMED IN AMG’S PROPOSAL NO. 4.

PROPOSAL NO. 5 — ADJOURNMENT OF THE SPECIAL MEETING

AMG has made the following proposal to be voted upon at the special meeting, if necessary:

To adjourn the special meeting, if necessary, for the purposes of soliciting additional proxies to vote in favor of Proposals 1 through 4.

Statement of LNB’s Board of Directors Opposing Proposal No. 5

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal. The Board of Directors believes that the approval of this proposal would facilitate the ability of AMG and its managing members to take control of half of LNB’s Board of Directors in the event that insufficient common shares are represented and voted at the special meeting, in person or by proxy, to approve any or all of AMG’s Proposals 1 through 4.

A majority of the common shares represented at the special meeting, in person or by proxy, may adjourn the special meeting. Therefore, in order to deny AMG and its managing members the opportunity to adjourn the special meeting for the purposes of soliciting additional proxies to vote in favor of Proposals 1 through 4, a majority of the common shares represented at the special meeting, in person or by proxy, must vote “AGAINST” this Proposal 5.

THE BOARD OF DIRECTORS BELIEVES THAT ADJOURNING THE SPECIAL MEETING UPON AMG’S REQUEST WOULD FACILITATE THE ABILITY OF AMG AND ITS MANAGING MEMBERS TO TAKE EFFECTIVE CONTROL OF LNB, AND UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” AMG’S PROPOSAL NO. 5.

PROPOSAL NO. 6 — OPPOSITION TO ANY PROPOSAL BY LNB
TO ADJOURN THE SPECIAL MEETING

AMG has made the following proposal to be voted upon at the special meeting, if necessary:

To oppose any proposal by LNB to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to defeat AMG’s proposals.

Statement of LNB’s Board of Directors Opposing Proposal No. 6

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal. The Board of Directors believes that the approval of this proposal would facilitate the ability of AMG and its managing members to take control of half of LNB’s Board of Directors by preventing LNB from soliciting additional proxies in the event that insufficient common shares are represented and voted at the special meeting, in person or by proxy, to defeat any or all of AMG’s Proposals 1 through 4 and LNB proposes to adjourn or postpone the special meeting.

A majority of the common shares represented at the special meeting, in person or by proxy, may adjourn the special meeting. Therefore, a majority of the LNB common shares represented at the special meeting must vote against this proposal in order to allow LNB to adjourn or postpone the special meeting.

THE BOARD OF DIRECTORS BELIEVES THAT OPPOSING ANY PROPOSAL BY LNB TO ADJOURN OR POSTPONE THE SPECIAL MEETING WOULD FACILITATE THE ABILITY OF AMG AND ITS MANAGING MEMBERS TO TAKE EFFECTIVE CONTROL OF LNB, AND UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” AMG’s PROPOSAL NO. 6.

OWNERSHIP OF VOTING SHARES

Security Ownership of Management and Principal Shareholders

The following tables identify and set forth certain information concerning the beneficial ownership of LNB common shares as of February 22, 2008 by: (1) each current director of LNB; (2) each of the Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (3) all current directors and executive officers of LNB as a group; and (4) each person or entity who is known by LNB to own beneficially more than 5% of the outstanding common shares.

	Common
	Shares
	Beneficially		Percentage of
Name of Beneficial Owner	Owned(1)		Class

Daniel P. Batista	32,639		*
Robert M. Campana	18,720	(2)	*
Paul A. Campagna	3,706	(3)	*
Sharon L. Churchill	157		*
J. Martin Erbaugh	103,049		1.41%
Terry D. Goode	66,500	(4)	*
James R. Herrick	8,000	(5)	*
Lee C. Howley	16,650	(6)	*
James F. Kidd	80,530		1.10%
Daniel E. Klimas	66,652	(7)	1.00%
Kevin C. Martin	6,862		*
Benjamin G. Norton	153,671	(8)	2.11%
Jeffrey F. Riddell	127,474	(9)	1.75%
John W. Schaeffer, M.D.	15,296	(10)	*
Frank A. Soltis	4,573	(11)	*
Terry M. White	10,717	(12)	*
Donald F. Zwilling	4,390	(13)	*
All Directors and Executive Officers as a Group (16 in group)	708,869	(14)	9.00%

*	Ownership is less than 1% of the class.

(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the common shares reported.

(2)	Includes 18,023 common shares beneficially owned by Robert M. Campana, subject to shared voting and investment power with his wife.

(3)	Includes 1,453 common shares beneficially owned by Paul A. Campagna, held in LNB’s 401(k) plan subject to shared voting and investment power.

(4)	Includes 18,697 common shares beneficially owned by Terry D. Goode, subject to shared voting and investment power with his wife.

(5)	Includes 8,000 common shares beneficially owned by James R. Herrick, held in his company’s 401(k) subject to shared voting and investment power.

(6)	Includes 5,530 common shares beneficially owned by Lee C. Howley, held by a partnership of which he is a partner and subject to shared voting and investment power.

(7)	Includes 60,000 common shares beneficially owned by Daniel E. Klimas, subject to options which are vested and exercisable.

(8)	Includes 73,809 common shares beneficially owned by Benjamin G. Norton, held in his wife’s trust and subject to shared voting and investment power.

(9)	Includes 44,378 common shares beneficially owned by Jeffrey F. Riddell, subject to shared voting and investment power with his wife and children. It also includes 31,663 common shares beneficially owned by Mr. Riddell held in a trust of which Mr. Riddell is a beneficiary.

(10)	Includes 6,394 common shares beneficially owned by John W. Schaeffer, M.D., held in his wife’s name and subject to shared voting and investment power.

(11)	Includes 2,500 common shares beneficially owned by Frank A. Soltis, subject to options which are vested and exercisable.

(12)	Includes 3,000 shares beneficially owned by Terry M. White, held in LNB’s 401(k) plan, subject to shared voting and investment power. Mr. White resigned as Chief Operating Officer of LNB effective January 25, 2008.

(13)	Includes 709 common shares beneficially owned by Donald F. Zwilling, held in his wife’s trust and subject to shared voting and investment power.

(14)	Does not include shares beneficially owned by Mr. White.

As of February 22, 2008, no person was known by LNB to be the beneficial owner of more than 5% of the outstanding common shares of LNB, except as follows:

Name and Address of	Common Shares
Beneficial Owner	Beneficially Owned	Percent of Class

The Lorain National Bank 457 Broadway Lorain, Ohio 44052(1)	475,534	6.52%
AMG Investments, LLC Richard M. Osborne Steven A. Calabrese(2)	510,000	7.00%

(1)	These common shares are beneficially owned by The Lorain National Bank in various fiduciary capacities in the ordinary course of business under numerous trust relationships. As fiduciary, The Lorain National Bank has sole power to dispose of 123,228 of these common shares, shared power to dispose of 352,306 of these common shares, sole power to vote 94,019 of these common shares, and shared power to vote -0- of these common shares, for a total of 475,534 of the outstanding common shares of LNB.

(2)	According to a Schedule 13D/A filed with the SEC on February 22, 2008, (i) AMG owns 330,000 common shares, or 4.5% of LNB’s outstanding common shares, (ii) Mr. Osborne beneficially owns 420,000 common shares, including the 330,000 common shares owned by AMG and 90,000 common shares owned by him individually, or 5.8% of LNB’s outstanding common shares; and (iii) Mr. Calabrese beneficially owns 420,000 common shares, including the 330,000 common shares owned by AMG and 90,000 common shares owned by him individually, or 5.8% of LNB’s outstanding shares. Mr. Osborne and Mr. Calabrese are the managing members of AMG and, together, they have the power to vote 510,000 common shares, or 7.0% of LNB’s outstanding common shares. The address of AMG Investments, LLC and Richard M. Osborne is 8500 Station Street, Suite 113, Mentor, Ohio 44060. The address of Steven A. Calabrese is 1110 Euclid Avenue, Suite 300, Cleveland, Ohio 44115.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to LNB Bancorp, Inc., Attn: Investor Relations, 457 Broadway, Lorain, Ohio 44052. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PARTICIPANTS IN THE PROXY SOLICITATION

Proxies are being solicited by and on behalf of LNB. All expenses of the proxy solicitation, including the cost of preparing and mailing this proxy statement, will be borne by LNB. LNB will also request those holding shares for the benefit of others to send the proxy material to, and to obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition to solicitation by use of the mails, proxies may be solicited by directors and certain officers of LNB in person or by telephone, telegram, advertisement, courier service, or other means of communication (such as e-mail). Such directors and officers will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Information concerning the directors and officers that may participate in the solicitation of proxies is set forth in Annex B to this proxy statement.

In addition, LNB has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. LNB has agreed that MacKenzie Partners, Inc. will be paid a fee not to exceed $75,000, plus reimbursement for their reasonable out-of-pocket expenses. LNB has also agreed to indemnify MacKenzie Partners, Inc. against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder who wished to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its annual meeting of shareholders to be held in 2008 must have done so no later than November 17, 2007. Accordingly, the deadline for submission of a proposal for inclusion in such proxy material has passed. Unless notice of a shareholder proposal for the 2008 annual meeting of shareholders is received by the Company not later than January 31, 2008, the Company intends that proxies received by it will be voted in the interest of the Company in accordance with the judgment of the Board. Timely shareholder proposals should be directed to LNB Bancorp, Inc., Attention: Investor Relations, 457 Broadway, Lorain, Ohio 44052.

LNB’s Code establishes advance notice procedures as to the nomination by shareholders of candidates for election as directors. In order to make a director nomination, it is necessary that you notify LNB in writing no fewer than 14 days nor more than 50 days in advance of next year’s annual meeting unless LNB gives you less than 21 days notice of the annual meeting and then notice of nominations must be given no later than the seventh day after we mailed notice of the annual meeting to you. Notice of nominations of directors must also meet all other requirements contained in LNB’s Code. You may obtain a copy of the Code upon written request to LNB Bancorp, Inc., Attention: Corporate Secretary, 457 Broadway, Lorain, OH 44052.

WHERE YOU CAN FIND MORE INFORMATION

LNB is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. LNB’s SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents LNB files with the SEC by going to the “Investor Relations — SEC Filings” section of LNB’s website at www.lnbbancorp.com. The information provided on LNB’s website is not part of this proxy statement and therefore is not incorporated by reference.

The Board of Directors urges you to show your support for LNB by signing, dating and delivering the enclosed GOLD proxy card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to LNB’s information agent at the address below. If you have any questions or need any assistance in revoking a proxy card you may have given to AMG, please contact LNB’s information agent:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

OTHER BUSINESS

The Board of Directors is not aware of any other matter that may be presented at the special meeting other than the matters stated in the notice of special meeting. However, if any other matters properly come before the special meeting, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

Annex A

Qualifications of the LNB Board of Directors

The following is a summary of the qualifications of each of member of the Board of Directors, effective as of February 5, 2008:

			Positions and
			Offices
		Principal Occupation	Held with	Director
Name	Age	for Past Five Years	LNB Bancorp	Since

Class I
Terry D. Goode	53	Vice President, LandAmerica Financial Group, Inc. and Lorain County Title Company	Director	1997
James R. Herrick	56	President, Liberty Auto Group, Inc.	Director and Chairman	1999
Kevin C. Martin	51	President, EMH Regional Healthcare System, Elyria, Ohio	Director	2005
Benjamin G. Norton	68	LTI Power Systems, Consultant	Director	1983

Class II
John W. Schaeffer, M.D.	62	President, North Ohio Heart Center, Inc.	Director	1999
J. Martin Erbaugh	59	President, JM Erbaugh Co., a private investment firm. Chairman of the Board of Morgan Bancorp, Inc. until its purchase by LNB.	Director	2007
Lee C. Howley	60	President, Howley Bread Group Ltd.	Director	2001
Daniel E. Klimas	49	President and Chief Executive Officer and Director of LNB Bancorp, Inc. and The Lorain National Bank since February 2005. President, Northern Ohio Region, Huntington Bank from 2001 to February 2005	President and CEO, LNB Bancorp, Inc. and Director	2005
Jeffrey F. Riddell	56	President and Chief Executive Officer, Consumers Builders Supply Company	Director	1995
Class III
Daniel P. Batista	73	Chairman of the Board, Wickens, Herzer, Panza, Cook and Batista, L.P.A.	Director	1983
Robert M. Campana	48	Owner of Campana Development, a real estate development company	Director	1997
James F. Kidd	68	President and Chief Executive Officer of LNB Bancorp, Inc. and The Lorain National Bank from December 2003 to February 2005; Vice Chairman of the Board, LNB Bancorp, Inc. and The Lorain National Bank, prior to December 2003 and February 2005 to present	Director and Vice Chairman	1989
Donald F. Zwilling, CPA	62	Shareholder and Director of Barnes Wendling CPA’s, Inc. Director in charge of the firm’s Sheffield Village office.	Director	2005

A-1

Annex B

Information Concerning Persons who are Participants in LNB’s
Solicitation of Proxies

The following tables set forth information concerning persons who, under SEC rules, are “participants” in the solicitation of proxies by LNB Bancorp, Inc. (“LNB”) from LNB shareholders in connection with the special meeting.

Information Regarding Transactions in the LNB’s Securities by Participants

The following table sets forth all purchases and sales of LNB’s common shares by the participants since February 5, 2006. Unless otherwise indicated, all transactions were in the public market and neither the purchase price nor the market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

		Number of Common Shares
Name	Date	Acquired (Disposed of)

Daniel P. Batista	April 28, 2006	(1,000)
	May 1, 2006	(4,000)
	May 17, 2006	(2,750)
	May 19, 2006	(2,250)
	August 25, 2006	(1,800)
		(100)
		(100)

J. Martin Erbaugh	May 10, 2007	103,049	(*)

Terry D. Goode	November 7, 2006	950
		50
	October 29, 2007	2,000
		2,000
	November 7, 2007	550	(**)
		950	(**)

James R. Herrick	November 7, 2006	2,800	(***)
		100	(***)
		3	(***)
		97	(***)

Lee C. Howley	October 30, 2006	126
		748
		300
		100
		1,723
	November 9, 2007	1,000

James F. Kidd	June 7, 2007	(2,000)

B-1

		Number of Common Shares
Name	Date	Acquired (Disposed of)

Kevin C. Martin	June 15, 2007	2,000
	October 31, 2007	873
		399
		175
		245
		100
		100
		297
	February 7, 2008	400
	February 11, 2008	100
		673
	February 15, 2008	500
	February 19, 2008	500
		500

Benjamin G. Norton	November 15, 2006	306
		694
	November 8, 2007	800
		100
		100

Donald F. Zwilling	May 26, 2006	400
	November 17, 2006	500
	May 31, 2007	400
		424
		76
	November 14, 2007	500

(*)	Common shares acquired pursuant to merger transaction between LNB and Morgan Bancorp, Inc. completed on May 10, 2007.

(**)	Common shares subject to shared investment and voting power with Mr. Goode’s wife.

(***)	Common shares were purchased by an irrevocable trust for the benefit of Mr. Herrick’s children.

Information Regarding any Contracts, Arrangements or Understandings involving LNB Common Shares and the Participants

The following table sets forth certain information with respect to stock options granted to each of the participants since February 5, 2007:

		Number of Shares
		Underlying Options	Exercise Price Per
Name	Date	Granted	Share

Daniel E. Klimas	February 4, 2008	50,000	$14.47

Miscellaneous Information Regarding Participants

Except as described in this Annex B or the proxy statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of LNB or any of its subsidiaries; (ii) has purchased or sold any of such securities within the past two years; or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities, including, but not limited to, joint ventures, loan or option agreements, put or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

B-2

LNB Bancorp, Inc. c/o Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230
Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the Internet site www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Mark your choices, sign and date your proxy card, and return it in the postage-paid envelope provided or return it to: LNB Bancorp, Inc., c/o Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230.

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LNB BANCORP, INC

Proxy Card for Special Meeting of Shareholders of LNB Bancorp, Inc. Scheduled for March 18, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints James R. Herrick, James F. Kidd and Daniel E. Klimas, or any of them, with full power of substitution, as proxies to vote, for and in the name of the undersigned, all common shares of LNB Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of LNB Bancorp, Inc. scheduled for March 18, 2008 at 10:00 a.m., local time, at The Lorain National Bank, 521 Broadway, Lorain, Ohio 44052, and at any adjournments or postponements of the meeting. This proxy will be voted in accordance with your instructions specified on the reverse side. If you do not give any specific instructions, this proxy will be voted AGAINST each of Proposals 1, 2, 3, 5 and 6 and WITHHOLD with respect to the election of the AMG nominees in Proposal 4. In addition, the proxies are authorized to vote in their discretion on any other matters that may properly come before the Special Meeting. This proxy revokes all proxies previously given by the undersigned.

Date: , 2008

Signature

Signature (if held jointly)
Note: Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Proxy
LNB Bancorp, Inc.

Proxy Card for Special Meeting of Shareholders of LNB Bancorp, Inc.
Scheduled for March 18, 2008

The Board of Directors unanimously recommends you to vote AGAINST Proposals 1, 2, 3, 5 and 6, and to WITHHOLD your vote with respect to Proposal 4. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made with respect to any proposal specified herein, this Proxy will be voted in accordance with the Board of Director’s recommendations.

The Board of Directors recommends you to vote AGAINST Proposal 1.

1.	To approve an amendment to LNB Bancorp, Inc.’s Amended Code of Regulations to declassify the Board of Directors so that all directors are elected annually:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you to vote AGAINST Proposal 2.

2.	To approve an amendment to LNB Bancorp, Inc.’s Amended Code of Regulations to reduce the number of directors to a maximum of nine and a minimum of three:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you to vote AGAINST Proposal 3.

3.	If Proposal 1 is approved, to remove, without cause, all of LNB Bancorp, Inc.’s incumbent directors other than Daniel P. Batista, J. Martin Erbaugh and Lee C. Howley:

		FOR REMOVAL	AGAINST REMOVAL	ABSTAIN

1)	Terry D. Goode	☐	☐	☐
2)	James R. Herrick	☐	☐	☐
3)	Kevin C. Martin	☐	☐	☐
4)	Benjamin G. Norton	☐	☐	☐
5)	John W. Schaeffer	☐	☐	☐
6)	Robert M. Campana	☐	☐	☐
7)	James F. Kidd	☐	☐	☐
8)	Daniel E. Klimas	☐	☐	☐
9)	Jeffrey F. Riddell	☐	☐	☐
10)	Donald F. Zwilling	☐	☐	☐
11)	Any other person elected or appointed to the Board of Directors of LNB since February 5, 2008 to fill any vacancy or any newly created directorship	☐	☐	☐

The Board of Directors recommends you to WITHHOLD your votes with respect to Proposal 4.

4.	To the extent that incumbent LNB directors are removed and vacancies on the Board of Directors exist pursuant to Proposal 3, to elect the following AMG nominees to LNB Bancorp, Inc.’s Board of Directors to fill vacancies that may be created if Proposal 3 is successful:

		FOR	WITHHOLD

1)	Richard M. Osborne	☐	☐
2)	Daniel G. Merkel	☐	☐
3)	Thomas J. Smith	☐	☐

The Board of Directors recommends you to vote AGAINST Proposal 5.

5.	To adjourn the special meeting, if necessary, for the purposes of soliciting additional proxies to vote in favor of Proposals 1 through 4:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends you to vote AGAINST Proposal 6.

6.	To oppose any proposal by LNB to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to defeat AMG’s proposals:

☐ FOR	☐ AGAINST	☐ ABSTAIN

If any other matters properly come before the meeting, the persons named in this Proxy will vote the shares represented by this Proxy in their discretion.

Please note that, if the dispute between LNB and AMG described in LNB’s proxy statement is resolved in a manner that results in the proposals in AMG’s notice and in the proxy materials of Shareholders for a Better Bank being voted upon at the special meeting, that you will be unable to use this Proxy to vote on those proposals that are different than or inconsistent with the proposals set forth on this Proxy.

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE